UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 12, 2025 (February 10, 2025)

TEXAS MINERAL RESOURCES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-53482	87-0294969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 El Paso St.
Sierra Blanca, TX 79851
(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (915) 369-2133

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Agreement.

On February 10, 2025, Texas Mineral Resources Corp. (the “Company”) entered into a loan and securities purchase agreement (“Loan Agreement” or “Loan Agreements”) with thirteen accredited investors, pursuant to which the investors agreed to lend the Company an aggregate principal amount of $848,000 (“Loans”). There are no closing conditions to the binding Loan Agreements entered into with the investors. The Loans will be evidenced by the issuance of unsecured promissory notes (“Note” or “Notes”) and, as additional consideration for effecting the Loans, the Company will issue the investors warrants (“Warrants”) to purchase an aggregate of up to 8,480,000 shares of common stock, par value $0.01 per share (“Common Stock”). The proceeds from the Loans are expected to be used for general corporate purposes, including the funding of general and administrative expenses.

The Notes to be issued to the investors (i) will be in the aggregate principal amount of $848,000, (ii) will not bear interest, (iii) will mature and be due and payable on August 10, 2025, (iv) will be convertible, at the option of the holders, into shares of Common Stock at a conversion price of $0.30 per share, and (v)  will be exchangeable, at the option of the holders, into any Company debt or equity securities issued by the Company for cash consideration in any financing exceeding $1,000,000 that closes on or prior to August 10, 2025, by exchanging the principal amount of the Note(s) for an investment in the financing equal to the principal amount of the Note(s) so exchanged. If the Notes in the principal amount of $848,000 are converted in full, the Company will issue an aggregate of 2,826,667 shares of Common Stock.

The Warrants to be issued to the investors will be exercisable, at any time on or prior to February 10, 2030, to purchase an aggregate of 8,480,000 shares of Common Stock at a purchase price of $0.30 per share. The Company has granted piggy-back registration rights with respect to the resale of the shares of Common Stock underlying the Warrants and, commencing on February 10, 2026, if the resale of the underlying shares may not be effected pursuant to an effective resale registration statement, the Warrants provide for a net issuance exercise.

Board members will effect Loans in the aggregate amount of $203,000 and have entered into Loan Agreements with the Company in connection therewith, and the Company will issue Notes representing an aggregate principal amount of $203,000 (convertible into up to 676,667 shares of Common Stock) and Warrants exercisable to purchase up to 2,030,000 shares of Common Stock to these directors, with Mr. Marchese to effect a Loan of $100,000, Mr. Wall to effect a Loan of $75,000, Mr. Gorski to effect a Loan of $20,000, and Mr. Malhotra to effect a Loan of $8,000. Family members of Mr. Marchese will effect Loans in the aggregate amount of $225,000 and have entered into Loan Agreements with the Company in connection therewith, and the Company will issue Notes representing an aggregate principal amount of $225,000 (convertible into up to 750,000 shares of Common Stock) and Warrants exercisable to purchase up to 2,250,000 shares of Common Stock to these investors.

The foregoing description of the Loan Agreement, Notes and Warrants is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference, the form of Note, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference, and the form of Warrant, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any Company securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 above with respect to the Loan Agreements and the issuance of the Notes is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description set forth under Item 1.01 above with respect to the issuance of the Notes, convertible at the option of the holders into up to 2,826,667 shares of Common Stock, and the issuance of the Warrants, exercisable by the holders for up to 8,480,000 shares of Common Stock, is incorporated herein by reference. The Notes and Warrants, as well as the underlying shares of Common Stock, will be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), pursuant to Section 4(a)(2) thereof, to thirteen “accredited investors” as defined in Rule 501 of Regulation D promulgated by the SEC without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Loan and Securities Purchase Agreement by and among the Company and lender dated February 10, 2025
10.2	Form of Note issued by the Company dated February 10, 2025
10.3	Form of Warrant issued by the Company dated February 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

Date: February 12, 2025	By:	/s/ Wm. Chris Mathers
Name: Wm. Chris Mathers
Title: Chief Financial Officer